UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2006

____________________

Calibre Energy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-50830 (Commission File Number)	88-0343804 (I.R.S. Employer Identification No.)
1667 K St., NW, Ste. 1230 Washington, DC (Address of Principal Executive Offices)	20006 (Zip Code)
Registrant’s telephone number, including area code: (202) 223-4401

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Effective November 6, 2006 Calibre Energy, Inc. (the “Company”) completed a private placement offering of its common stock and warrants for a single investor and its affiliates. Pursuant to the private placement, the investor agreed to pay an aggregate of $4,812,500 and surrender a warrant it held for the purchase of 1,750,000 shares of common stock at a price of $2.75 per share in exchange for 1,750,000 shares of the Company’s common stock and warrants to purchase 1,000,000 shares of the Company’s common stock at a price of $1.50 per share; the new warrants expire November 5, 2008. The private placement was completed under Regulation D. Proceeds of the private placement will be used for general working capital. The shares issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933. We agreed to file a registration statement for the resale of shares issued in the private placement and the shares issuable upon exercise of the warrants.

The foregoing summary description of these agreements do not purport to be complete and are qualified in their entirety by reference to the documents that are filed as Exhibits 10.1 and 10.2 hereto.

Item 9.01 Financial Statements and Exhibits

(c) Exhibit 99.1

The following exhibits are filed as part of this 8-K:

Exhibit No.	Description

10.1	Form of Common Stock Purchase Warrant dated November 6, 2006
10.2	Registration Agreement dated November 6, 2006 between Calibre Energy, Inc. and Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIBRE ENERGY, INC.

Date: January 17, 2007                                   By:/s/ Prentis B. Tomlinson, Jr.
Name: Prentis B. Tomlinson, Jr., President

EXHIBIT INDEX

Exhibit No. Description

Exhibit No.	Description
10.1	Form of Common Stock Purchase Warrant dated November 6, 2006
10.2	Registration Agreement dated November 6, 2006 between Calibre Energy, Inc. and Investor